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                       [KOHRMAN JACKSON & KRANTZ LOGO]

                               ATTORNEYS AT LAW
                       20th FLOOR, ONE CLEVELAND CENTER
                            CLEVELAND, OHIO  44114
                                    ______


                                  TELECOPIER
                                 216-621-6536

                                August 2, 1995



INTEK Diversified Corporation
970 West 190th Street, Suite 720
Torrance, California 90502



     Re:  Registration Statement on Form S-8 of INTEK Diversified Corporation

Ladies and Gentlemen:

     INTEK Diversified Corporation, a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 900,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the INTEK Diversified Corporation 1994 Stock Option Plan and the INTEK Diversified Corporation Directors' 1994 Stock Option Plan (together, the "Plans"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings attributed to them in the Registration Statement.

     In connection with this opinion letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the Plans and related matters; (iii) resolutions of the stockholders of the Company authorizing the Plans; (iv) the Plans; and (v) such other documents and instruments as we have deemed necessary for providing this opinion letter.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deem appropriate as a basis for rendering the opinions expressed below, and as to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or
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[KOHRMAN JACKSON & KRANTZ LOGO]


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August 2, 1995


certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

     Based upon the foregoing examination, we are of the opinion that (i) the Company presently has at least 900,000 authorized and unissued shares of Common Stock from which the 900,000 Shares proposed to be sold pursuant to the exercise of Options granted under the Plans may be issued, and (ii) assuming
(a) the Company maintains an adequate number of authorized but unissued Shares and treasury Shares available for issuance to those persons who exercise Options granted in accordance with the Plans and (b) the Shares are duly delivered against payment therefor in accordance with the terms of the Plans, the Shares issued pursuant to the exercise of Options granted in accordance with the Plans will be validly issued, fully paid and non-assessable.

     We express no opinion other than as to the Federal law of the United States and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                            KOHRMAN JACKSON & KRANTZ

                            /s/ Kohrman Jackson & Krantz